NOTICE OF GUARANTEED DELIVERY

for
Tender of Shares of Common Stock
of
Creative Host Services, Inc.
to
Yorkmont Five, Inc.,
a wholly owned indirect subsidiary of
COMPASS GROUP USA INVESTMENTS, LLP
(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON THURSDAY MARCH 25, 2004, UNLESS THE OFFER IS EXTENDED.

      As set forth in Section 2 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, no par value (the “Shares”), of Creative Host Services, Inc., a California corporation (the “Company”), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Computershare Trust Company of New York (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail: Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	By Facsimile Transmission: For Eligible Institutions Only: (212) 701-7636 For Confirmation Only Telephone: (212) 701-7600	By Hand or Overnight Courier: Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

      THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

      The undersigned hereby tenders to Yorkmont Five, Inc., a California corporation (“Purchaser”) and a wholly owned indirect subsidiary of Compass Group USA Investments, LLP, a Delaware limited liability partnership, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated February 26, 2004 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares Tendered

Certificate Nos. (if available)

(Check box if Shares will be tendered by

book-entry transfer)

☐ The Depository Trust Company

Account Number

Dated:

Name(s) of Record Holder(s):

PLEASE PRINT

Address(es):

(Zip Code)

Daytime Area Code and Telephone Number(s):

Signature(s):

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm that is a participant in the Security Transfer Agent’s Medallion Program or the Stock Exchange Medallion Program or an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in Section 2 of the Offer to Purchase), and any other required documents, within three Nasdaq Stock Market trading days (as defined in the Letter of Transmittal) after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Daytime Area Code and Telephone Number:

(Authorized Signature)

Name:

(Please Print Or Type)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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